PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                     COMPENSATION PLAN FOR OUTSIDE DIRECTORS
                            EFFECTIVE JANUARY 1, 2003

I.    PURPOSE

      The purpose of this Public Service Enterprise Group Incorporated Compensation Plan for Outside Directors is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining individuals of superior talent, ability and achievement to serve on its Board of Directors.

II.   DEFINITIONS

      The following words and phrases shall have the meanings set forth below unless a different meaning is required by the context:

      A) Annual Retainer: The amount of annual compensation paid to Outside Directors for service as a member of the Board.

      B)    Board: The Board of Directors of the Company.

      C) Committee: Those persons who are members of the Board but who are not Outside Directors.

      D) Common Stock: The Common Stock without nominal or par value of the Company.

      E) Company: Public Service Enterprise Group Incorporated, a corporation organized and existing under the laws of the State of New Jersey, or its successor or successors.

      F)    Date of Grant: The date provided for in Article IV hereof.

      G)    Effective Date: January 1, 2003.

      H)    NYSE: The New York Stock Exchange, Inc.

      I) Outside Director: A member of the Board on or after the Effective Date who never has been employed by the Company or any of its affiliates.

      J) Plan: This Public Service Enterprise Group Incorporated Compensation Plan for Outside Directors, as it may be amended from time to time.

      K) Securities Act: The Securities Act of 1933, as amended, or as it may be amended from time to time.

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III.  SHARES SUBJECT TO THE PLAN

      100,000 shares of Common Stock may be awarded pursuant to the terms of this Plan. Such shares may be acquired directly from the Company or, at the discretion of the Company, purchased on the open market by the Company or its agent.

IV.   STOCK AWARDS

      A. The compensation of each Outside Director shall be determined by the Board from time to time in its discretion. Such compensation shall include the Annual Retainer, meeting attendance fees and such other amounts, as the Board shall deem to be appropriate.

      B. As determined from time to time by the Board, a portion of the amount of each Outside Director's Annual Retainer is to be paid in cash and the remainder is to be paid in shares of Common Stock awarded under this Plan.

      C. The shares of Common Stock awarded pursuant to this Plan shall, at the Company's discretion, be acquired directly from it or shall be purchased on the open market by the Company or its agent. The date of grant of such awards shall be May 1 of each year. If May 1 in any year shall not be a day on which trading is being conducted on the NYSE, the Date of Grant for that year shall be the next succeeding day on which trading is being conducted on the NYSE.

      D. The number of shares of Common Stock to be awarded on any particular Date of Grant shall be determined as follows:

            i) if the shares are acquired directly from the Company, the number of shares to be awarded shall be equal to the amount of the portion of the Annual Retainer to be paid in stock divided by the closing price of the Common Stock on the NYSE on the business day immediately preceding the Date of Grant, rounded up to the next whole share; and

            ii) if the shares are purchased on the open market by the Company or its agent, the number of shares to be awarded shall be equal to the amount of the portion of the Annual Retainer to be paid in stock divided by the actual purchase price of the Common Stock, rounded up to the next whole share.

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V.    FURTHER CONDITIONS

      A. Unless the shares of Common Stock to be awarded under the Plan have been registered with the Securities and Exchange Commission under the Securities Act prior the issuance of the shares of Common Stock, the Outside Director receiving such shares must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

      B. The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

      C. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the award of any shares of Common Stock, including, but not limited to (i) the withholding of delivery of certificates for shares of Common Stock until the Outside Director reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold or (iii) withholding the amount due from any such Outside Director's other compensation.

VI.   ADMINISTRATION

      This Plan shall be administered by the Committee, which shall have full and final authority to interpret the provisions of the Plan and to establish rules and regulations and otherwise make determinations regarding the administration and operation of the Plan. All decisions and determinations by the Committee with respect to the Plan or awards payable thereunder shall be final and binding upon all parties.

VII.  TERMINATION, MODIFICATION AND AMENDMENT

      A. The Board may, at any time, terminate the Plan or, from time to time, make such modifications or amendments of the Plan, as it may deem advisable.

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      B.    No termination, modification or amendment of the Plan may adversely affect the rights under any award hereunder without the consent of the Outside Director to whom such award shall have been previously been made.

VIII. NOT A CONTRACT FOR CONTINUED SERVICE

      Nothing contained in the Plan or in any agreement executed pursuant hereto shall be deemed to confer upon any Outside Director to whom an award has or may be made hereunder any right to remain a member of the Board or in any way limit the right of the Board or the Stockholders to terminate or fail to renominate or reelect any such Outside Director as a member of the Board.

IX.   MISCELLANEOUS

      A. The costs and expenses of administering the Plan and acquiring the shares of Common Stock shall be borne by the Company and shall not be charged against any award or to any Outside Director receiving an award.

      B. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey.

      C. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.

      D. Whenever the time for payment or performance hereunder shall fall on a weekend or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.